ASSIGNMENT AND ASSUMPTION OF IN-PATIENT AGREEMENT

     DCA Medical Services, Inc. (the "Provider") under an Agreement for In-Hospital Dialysis Services with Columbia Fort Walton Beach Medical Center ("Hospital") dated July 1, 1997 ("In-patient Agreement") hereby sells, assigns and transfers to Renal Care Group of the Southeast, Inc. ("RCGSE") irrevocably and unconditionally, all of the Provider's right, title and interest and obligations under, in and to the In-Patient Agreement.

     RCGSE hereby accepts the foregoing sale, assignment and transfer of the In-patient Agreement and agrees to be bound by and faithfully observe and perform and hereby assumes all of the covenants, stipulations, agreements, terms and obligations ("Obligations") of and under the In-Patient Agreement as of the Closing Date of the Asset Purchase Agreement between the parties ("Asset Purchase Agreement"). RCGSE and its parent, Renal Care Group, Inc. ("RCG") hereby indemnify and save Provider, and its successors and assigns, officers and directors, harmless from any and all claims, demands, actions, causes of action, suits, proceedings, charges, liabilities, costs and expenses of every nature whatsoever, including attorney's fees ("Claims"), which relate to and arise under the In-Patient Agreement on or after the Closing Date of the Asset Purchase Agreement but not with respect to any Claims relating to and arising under the In-Patient Agreement prior to the Closing Date of the Asset Purchase Agreement.

     This Assumption is made pursuant to Section 14 of the In-Patient Agreement, which provides that the sale of substantially all of Provider's assets is not deemed an assignment provided the succeeding party, to wit, RCGSE, remains bound by the terms of the In-Patient Agreement, which is the intent and purpose of this Assumption.

     This Assumption may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

     This Assumption shall be binding upon and inure to the benefit of the successors and assigns of the parties.

     IN WITNESS WHEREOF, the undersigned have caused this Assumption to be executed by their duly authorized corporate officers as of the date first written above.

                             DCA MEDICAL SERVICES, INC.

                             By: /s/ Bart Pelstring
                                ------------------------------
                                BART PELSTRING, President

                             RENAL CARE GROUP OF THE
                             SOUTHEAST, INC.

                             By: /s/ Ronald Hinds
                                ------------------------------

                             RENAL CARE GROUP, INC.

                             By: /s/ Ronald Hinds
                                ------------------------------


Dated: October 31, 1997